SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of February 28, 2013:

Fund	Shareholder
GMO ALPHA ONLY FUND	GMO BENCHMARK FREE ALLOCATION FUND

GMO ASSET ALLOCATION BOND FUND	NEIGHBORHOOD HEALTH PLAN

GMO DEBT OPPORTUNITIES FUND	GMO BENCHMARK FREE ALLOCATION FUND

GMO FOREIGN SMALL COMPANIES FUND	MERCK & CO., INC. MASTER RETIREMENT

GMO INTERNATIONAL INTRINSIC VALUE EXTENDED MARKETS FUND	CONTRA COSTA COUNTY EMPLOYEES RETIREMENT

GMO RISK PREMIUM FUND	GMO BENCHMARK-FREE FUND
GMO RISK PREMIUM FUND	ASSET ALLOCATION TRUST

The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period August 31, 2012 through February 28, 2013:

Fund	Shareholder

GMO ALPHA ONLY FUND	GMO GLOBAL ASSET ALLOCATION FUND
GMO ALTERNATIVE ASSET OPPORTUNITY FUND	GMO BENCHMARK-FREE FUND
GMO DEBT OPPORTUNITIES FUND	ASSET ALLOCATION TRUST
GMO US GROWTH FUND	NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFITS OF OUR CUSTOMERS-NTF
GMO INTERNATIONAL GROWTH EQUITY FUND	GMO CURRENCY HEDGED
GMO INTERNATIONAL INTRINSIC VALUE FUND	GMO CURRENCY HEDGED
GMO RESOURCES FUND	R JEREMY GRANTHAM
GMO RESOURCES FUND	MAC & CO
GMO EMERGING COUNTRIES FUND	TRUST COMPANY OF ILLINOIS
GMO FOREIGN FUND	NEBRASKA INVESTMENT COUNCIL
GMO US EQUITY ALLOCATION FUND	THE BOARD OF TRUSTEES OF THE UNIVERSITY
GMO US FLEXIBLE EQUITIES FUND	ASSET ALLOCATION TRUST
GMO US GROWTH FUND	NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFITS OF OUR CUSTOMERS-NTF
GMO US TREASURY FUND	GMO SPECIAL SITUATIONS FUND